EXHIBIT NO. 99.1

Sunterra Corporation

Conference Call Transcript
December 7, 2006

P R E S E N T A T I O N

Operator
Good day ladies and gentlemen and welcome to the Sunterra investor update call. My name is Danielle and I will be your coordinator for today. At this time all participants are in a listen-only mode. We will conduct a question-and-answer session towards the end of this conference. (OPERATOR INSTRUCTIONS). As a reminder, this conference is being recorded for replay purposes.

And I would now like to turn the presentation over to your host for today's call, Ms. Marilyn Windsor, Vice President Investor Relations. Please proceed.

Marilyn Windsor - Sunterra Corporation - VP Investor Relations

Thank you. Good morning everyone and thanks for joining us today. On the call are our Chairman, John Ziegelman; our interim President and Chief Executive Officer, Jim Weissenborn; and Bob Krawczyk, our Chief Financial Officer.

During today's call we will make statements regarding our company's or management's intentions, expectations or predictions of the future, any and all of which constitute forward-looking statements under the Safe Harbor Provision of the Private Securities Reform Act of 1995. Actual results may differ from our discussion today. The company cautions that these statements are not guarantees of future performance and involve risks, uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made.

Certain of these risks and uncertainties are noted in the news release issued this morning and with our SEC filings, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be obtained or that results will not differ. We undertake no obligation to publicly update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as may be required by law.

John Ziegelman is going to start off the call today with a few remarks and then Jim Weissenborn will briefly address the topics covered in the press release. After that we will have the rest of the time to answer your questions. Go ahead, John.

John Ziegelman - Sunterra Corporation - Chairman

Good morning everyone and thank you for joining us so early. Before I begin this morning I would like to note that here in Chicago the present temperature is 10 degrees but the high today will probably be 18.

Today's call updates Sunterra stakeholders on the current state of our plan to succeed in the future. The past year has been difficult and challenging for the company. In this period a former employee lodged numerous allegations of misconduct by employees at Sunterra Europe. The Audit Committee of the Board insisted upon an independent investigation immediately into those allegations. It retained outside counsel, independent, experienced counsel to conduct an investigation, and received regular status reports.

When that review identified misconduct at the very top of Sunterra management, the Board acted swiftly and terminated for cause the CEO. It demanded the return of all bonus compensation received by the CEO and the CFO during the years covered by the restatement because it held them responsible for the misconduct.

The Board asked Board member Jim Weissenborn to take the mantle of Chief Executive Officer at this critical juncture and brought in new senior management with extensive experience and expertise in technical accounting and financial reporting. The Audit Committee recognized the need to reestablish reliability and accuracy in Sunterra's financial reporting. Working with management, it developed a remedial plan intended to prevent the recurrence of inappropriate conduct and to strengthen the existing control environment to ensure sound and timely financial reporting and comprehensive disclosure. This remediation is well under way.

Some of you may be wondering why the Board didn't detect these issues earlier. The Board has asked repeatedly what it might have done to detect the misconduct found in the independent review by the Audit Committee. As in every public company, the Board of Directors plays an oversight role. Every Board as its cornerstone has a trust in the senior management of the company and transparency in its financial reporting and disclosure. Where as here senior management of the company engages in misconduct or turns a blind eye to misconduct, where the misconduct was not detected by independent external auditors in their review of the financial statements prepared by our management, and where no employee at any level of the company brought to the Board's attention any suggestion of misconduct, I would suggest to you that no Board could have found these problems.

Notwithstanding, speaking on behalf of the entire Board, we very much regret what has happened. The Board, through its Audit Committee, acted promptly to investigate the allegations and has adopted a broad-based remedial plan that holds employees to the highest standard of business practices and ethical decision making and strengthens the control environment. The Board insists on transparency, accurate and timely financial reporting, and has never tolerated and will not tolerate at any point in the future inappropriate conduct or aggressive accounting that involves misapplication of accounting principles. We are committed to address the problems head on, solve them so that Sunterra may move forward with leadership and integrity.

In the final analysis, under the previous management it is safe to say that Sunterra was historically undermanaged. Current management has been drinking from multiple fire hoses and we are making progress toward recovery. The Board, new management, and all of our employees have set a course and are working toward returning value to our owners.

With that, I turn the call over to Jim Weissenborn.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Thank you John. Good morning again. Thanks everybody for joining us on short notice. As John said, the last six months have been difficult and intense and from a management standpoint much has happened and much has been accomplished. During this time we terminated our independent accountant, became aware, as John suggested, of these certain allegations by the former employee regarding, among other things, the certain accounting improprieties.

The Audit Committee retained WilmerHale and other advisors to conduct an independent investigation of those allegations and at the conclusion of the fact-finding portion of the investigation, the Audit Committee concluded there were ineffective controls in Europe. So at the Board's direction, and in conjunction with the Audit Committee's advisors, a remediation plan has been developed and implementation, again as John said, is well on its way and is expected to be substantially implemented by March 31.

The independent investigation also identified certain tax and accrual release exposures. The company and its advisors are finalizing the analysis and quantifications of these very complex exposures, which will result in restatement of certain periods.

The Audit Committee and management have been working to identify and engage an independent accounting firm to perform the audits of our restated financials. The Board has also directed the management team to perform complete operational reviews of both its European and U.S. operations. This review indicates that the aforementioned ineffective control issues were confined to Europe. However, a global accounting firm has been retained to test controls in both Europe and the U.S. and this remediation plan has provided the company with the opportunity to strengthen controls throughout the company, not just Europe.

The operational review in Europe highlighted certain compliance and asset-specific issues discussed in the press release. Significant progress has been made in quantification and remediation of those issues.

On the positive side, both the U.S. and Europe businesses have been stabilized. Europe has been right-sized and operates at a breakeven rate before remediation costs. The U.S., which sometimes we forget in this environment, would represent 80% -- 85% of our consolidated business. Fiscal 2006 exceeded our expectations, our plan and guidance. In the U.S. we continue to invest in human capital, inventory, sales and marketing systems and are confident in our momentum. Our balance sheet and liquidity levels remain strong and should be more than adequate to execute our 2007 fiscal plan.

Additionally, we have engaged Chanin Capital Partners to conduct the sales process in Europe and such process is well under way, as discussed in the press release. Merrill Lynch has been engaged to advise the Board on strategic alternatives for the entire company and this process is well under way and as the aforementioned issues are resolved and finalized, final recommendations will be concluded.

Much has happened; much has been accomplished. It has been difficult times and I would like to thank all of the employees of Sunterra Corporation. I never cease to marvel at their resiliency and their dedication and their competent execution of their tasks. There is still much to be done but we believe we have the direction and the resources to get that done.

Before I turn this back over to Marilyn for Q&A, I must remind the callers, and I apologize for the mea culpa, but I must remind the callers of the following. We do not have an auditor. We have not filed required financial reports and disclosures with the SEC. We are the subject of an SEC inquiry and we have been named in certain class-action lawsuits and derivative actions. In this environment we cannot comment on financial reports and disclosures that we have not filed and that have not been audited, nor can we provide numerical guidance with respect to fiscal 2007.

Please take that into consideration as you form your questions and don't be offended when we respond with a no comment to those types of questions. So with that mea culpa, Marilyn, I turn it over to you.

Marilyn Windsor - Sunterra Corporation - VP Investor Relations

Thanks John and Jim. Operator, open the call to our audience so they can ask their questions.

Q U E S T I O N S A N D A N S W E R S

Operator
(OPERATOR INSTRUCTIONS). Will Marks, JMP Securities.

Will Marks - JMP Securities - Analyst

Thank you. Good morning everyone. I have a couple of questions. One is can you remind us -- you mentioned in the press release that North America revenue growth is in line or slightly above previous guidance. Can you just remind us what that was if possible a dollar number or if not, a percentage number?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Bob, do you have that?

Bob Krawczyk - Sunterra Corporation - CFO

Well, when we provided guidance back in December of '06, we provided a consolidated number at that time. Since that time we told investors you cannot rely on that particular guidance and -- but the model that had driven that guidance with the number we provided had expectations for North America and what we had done in North America this year exceeded those expectations of that model.

Will Marks - JMP Securities - Analyst

Okay. It seems that some of the -- totally different question -- some time has passed and Chanin has been hired and I are realize you have been working on this European investigation but we've also -- Merrill Lynch, some time has passed since Merrill Lynch has been hired. I am just wondering if--how we should read into all this--all the time passing? Have you been looking around for buyers of Europe in the company and not succeeding? I'm sure that would give the Street comfort if we knew that you had not yet been looking and you were just beginning the search. Any light into this, it would be helpful.

John Ziegelman - Sunterra Corporation - Chairman

I'll take a stab at that. It is not that we have been looking and nobody is interested. I can say that definitively. With all the issues that we are dealing with, for example not having an auditor, it's very difficult to get into a starting gate for a race without training. The analogy is without an auditor we haven't trained. So there have been a number of incoming inquiries, but nothing has been done in terms of starting a process because we are not yet in the starting gate. And as Jim had said and as the press release had said, we have outlined a lot of things that need to be done in order to get into the starting gate.

Will Marks - JMP Securities - Analyst

Okay. And are there still multiple possibilities in terms of -- two questions -- in terms of the combinations? Could Europe and North America be sold together, separately? And the second question is, is it possible, you guys seem to have a lot of interim management. Is the goal then to have the whole company, both parts be sold at some point in the near term?

John Ziegelman - Sunterra Corporation - Chairman

We have disclosed to the world that Europe is up for sale. Our comment, any comment past what we have said in the press release and here today would be inappropriate. We will update the market as soon as we can tell you more.

Will Marks - JMP Securities - Analyst

Okay. Thanks John.

John Ziegelman - Sunterra Corporation - Chairman

Sure.

Operator

Henry Coffey, Ferris Baker Watts.

Henry Coffey - Ferris, Baker Watts - Analyst

Yeah, hi. I can appreciate the difficult situation you are in, but sort of from the outside looking in, there are a lot of cryptic remarks being made but no comments of substance. Obviously, telling us what the guidance on North America was shouldn't have been all that hard. Merrill Lynch is seeking strategic alternatives -- I guess the real first simple question there is you tried to sell the company and obviously haven't gotten bidders. It's hard to imagine that there is a third alternative. And I was wondering if you could first address that issue?

John Ziegelman - Sunterra Corporation - Chairman

Henry, we have not started to sell the company.

Henry Coffey - Ferris, Baker Watts - Analyst

I thought that process started in July?

John Ziegelman - Sunterra Corporation - Chairman

We hired a banker to review strategic alternatives.

Henry Coffey - Ferris, Baker Watts - Analyst

And they haven't figured out what to do yet?

John Ziegelman - Sunterra Corporation - Chairman

We don't have an auditor. We don't have an audit. We have accounting issues in our European subsidiary. We had a complete turnover of senior management.

Henry Coffey - Ferris, Baker Watts - Analyst

But the statement has actually been made to me that the whole company will probably be sold by the end of the year and it just seemed -- and it was unlikely that you would ever close out your financial issues -- that you would never probably would have an auditor; that you would end up just selling the whole business before you resolve these issues. Is that something that is an impossible task or is there progress being made on that front?

John Ziegelman - Sunterra Corporation - Chairman

We are making progress I believe on all fronts, including strategic alternatives, but we are really not in a position to comment further. And I can appreciate -- I can empathize because I am usually looking in from the outside, but from the inside there are processes that need to occur before we get into the starting gate. You should not take away from that that this has been a failed process. The process to sell the company, if and when we make that decision, has not started.

Henry Coffey - Ferris, Baker Watts - Analyst

There is also the management incentives sort of -- and I may be wrong on this -- were set to only kick in if you got a bid north of $15 a share. Is that correct?

John Ziegelman - Sunterra Corporation - Chairman

Yes.

Henry Coffey - Ferris, Baker Watts - Analyst

And can you tell us what the basis for that valuation is?

John Ziegelman - Sunterra Corporation - Chairman

That's a good question. I can reflect on what I have said publicly in our 13-Ds and we had a view towards value, but that was a negotiated process and the number is the number as reported. Again, beyond that you really shouldn't read much into it other than it has been set at a level of $15.

Henry Coffey - Ferris, Baker Watts - Analyst

Other companies have gone through these kind of issues and they have still been able to put out unaudited, preliminary, sort of basic numbers in terms of revenue and EBITDA, some sort of sense of where the company is in the process. And given that the cost of this process seems to be about eight times the perceived violation, I was wondering what is the harm in putting out some revenue and EBITDA numbers so at least people who understand you can have your lawyers put about seven or eight pages of disclosures in but so that we understand, this is the revenue, this is the EBITDA, these are preliminary numbers. They are subject to change. But you know, there are a lot of numbers floating around about Europe being worth $60 million and I think if you could put some facts out there it would be helpful and I still -- I have seen other companies do that in a similar situation.

John Ziegelman - Sunterra Corporation - Chairman

I agree that it would be helpful. Everybody at the Board and senior management agrees with that statement. I think the nuance which has been hard for me to get my arms around but it is actually fairly simple, is we don't have an auditor. That is a major problem with respect to….

Henry Coffey - Ferris, Baker Watts - Analyst

But you could put unaudited issues and numbers out I would assume.

John Ziegelman - Sunterra Corporation - Chairman

What I was going to say is that without an auditor putting out any numbers is not worth the risk. Given the benefit, which would be informing shareholders -- us -- it is not worth the risk in our context--in the environment that we are operating in. We will and are working toward that goal but we cannot do it at this point and I apologize for that.

Henry Coffey - Ferris, Baker Watts - Analyst

I understand. John, you voted with your wallet. You own a substantial amount of shares here and you have put an enormous amount of time into this project and I just appreciate your focus on these issues.

John Ziegelman - Sunterra Corporation - Chairman

Thank you.

Operator

Robert Chapman, Chapman Capital.

Robert Chapman - Chapman Capital - Analyst

John, you thought it was cold in Chicago. After Henry Coffey, you must be freezing. So first of all, on behalf of all the shareholders, thank you so much for stepping into this situation. It has been an absolute mess and we appreciate it very, very much. And also I do appreciate why you're not putting out some of the financials and I'm going to segue into that issue now.

You have a class-action suit out there, too, and can you give us an update on kind of where that stands as far as discussions with the plaintiffs’ attorneys? And then secondly, is--it's been the majority of 2006 that you have been trying to replace the idiots at Grant Thornton and I'm trying to get a sense for how toxic the situation must be in their minds, why we can't get a new replacement?

John Ziegelman - Sunterra Corporation - Chairman

Okay. Thank you for your question. On shareholder lawsuits, the update that we can give is that there are three class-action suits and two derivative suits. And the class actions to date, no lead counsel has been appointed. We are taking them so that -- we are very early in the process with them. We are taking them very seriously and we will defend them vigorously. Past that we can't comment as I am sure you understand.

On the new auditor front, in the press release we have indicated that by the end of the year we should give the market, we will give the market an update. And again, I hate hearing this answer, but the answer we have to give is we will--no further comment but we will update you shortly.

Robert Chapman - Chapman Capital - Analyst

Okay. Let me tell you what sort of the word is in the market--so it goes back to yourself and the balance of the Board--is that it is going to be virtually impossible to sell the company until you get audited financials, particularly if it's a public company buyer due to the requirements. If it's a significant percentage -- I forget if it's 50% or 75% of the acquirers' market capital, revenue that they have to have audited financials so that their shareholders, the acquirers' shareholders know what they are getting and that the selling shareholders know what they are selling.

Combined with the fact that it has been nine months without a replacement, is it reasonable to say that we are at least nine to 12 months away from the sale of the company if we were to engage an auditor even today?

John Ziegelman - Sunterra Corporation - Chairman

Again, my personal view is assumptions like that seem reasonable but on the basis of what the company can report right now, we just can't comment.

Robert Chapman - Chapman Capital - Analyst

John, thanks again for everything.

John Ziegelman - Sunterra Corporation - Chairman

You are welcome.

Operator

James Clement, Sidoti & Co.

James Clement - Sidoti & Co. - Analyst

Good morning, gentlemen.

John Ziegelman - Sunterra Corporation - Chairman

Good morning.

James Clement - Sidoti & Co. - Analyst

Jim, I think you said that European was currently operating or Europe was currently operating roughly breakeven. When you say breakeven are you referring to an EBITDA number and an operating income number, cash flow? What kind of metric are you referring to when you say that?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Thank you. Operating income and cash flow, frankly, before remediation.

James Clement - Sidoti & Co. - Analyst

Okay, great. And then the second question I guess this would be sort of two parts. Regarding the process of engaging an auditor, have you guys considered the option, and I don't even know if this is feasible, have you considered the option of essentially of having a situation where you have one auditor in Europe and another auditor in North America? Is that even possible?

And then the second part of that question would be what do you all feel you need to do from establishing internal controls, etc., etc.? What needs to happen in your opinion that the initiatives that you have control over that need to occur before an auditor is engaged, or do you feel already all of that stuff has occurred?

John Ziegelman - Sunterra Corporation - Chairman

I think--Jim, why don't you take that?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well first of all with respect to options, we have considered every possible option under the sun and we have made a lot of progress and hope to report on our progress here shortly. The second part of your question was -- I'm sorry?

James Clement - Sidoti & Co. - Analyst

Basically, what I am a little bit unclear on is do you all feel that there is internal work with regard to internal controls, etc,. that you still need to complete before you are in a better position to engage an auditor, or do you feel that all of that work has already occurred?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well the remediation plan, there are different pieces to it as we talked about in the press release and the implementation of those pieces is, like we said, well under way. The ultimate test at the end of the day is--is it sufficient to enable the company to engage an auditor? And we believe it is and we will see here shortly.

James Clement - Sidoti & Co. - Analyst

Okay. Fair enough. Thank you.

Operator

John Ford, Lionhead Partners.

John Ford- Lionhead Partners - Analyst

Thanks. My questions have been asked if not entirely answered.

Operator

Brian Gonick, Corsair Capital.

Brian Gonick - Corsair Capital - Analyst

Good morning. Can you tell us if your Tranche A and Tranche B debt balances are higher or lower than they were at December '05?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Bob, do you have that information with you?

Bob Krawczyk - Sunterra Corporation - CFO

I don't have the '05 in front of me, December '05 numbers, but at this point in time we have a little over $350 million of total borrowing, a piece of that being the Tranche A and Tranche B. As of September 30, we had about $121 million of capacity. That balance is a little over $110 million as of currently as of yesterday. But I don't have the comparable numbers in front of me as of December.

Brian Gonick - Corsair Capital - Analyst

Can you tell us if inventory is higher or lower than it was as of December?

Bob Krawczyk - Sunterra Corporation - CFO

At the current time, one of the things we just need to be careful of here too is our disclosures as far as balances on a GAAP basis. We do have some FAS 152 adjustments that do affect the inventory balances. They affect the mortgage balances and such, so it may be difficult to compare the two side-by-side from a GAAP basis. But overall, our inventory balances comparatively GAAP to -- on a GAAP basis from 9/30/'05 to 9/30/'06 have gone up.

Brian Gonick - Corsair Capital - Analyst

Okay. I guess maybe the other way to ask that question—inventory--is the number of units or points available for sale, so we don't have to put it into a GAAP dollar terms, are they higher or lower?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

They are higher but not by a significant amount.

Brian Gonick - Corsair Capital - Analyst

Okay. And how about receivables?

Bob Krawczyk - Sunterra Corporation - CFO

The mortgage receivable balances remained fairly consistent over the past year and have also been performing consistently. We have not seen any issues as it relates to the portfolio demographics and statistics.

Brian Gonick - Corsair Capital - Analyst

And is there cash in the European operations because you make reference to cash in North America only? The consolidated cash balance is what I am trying to get to.

Bob Krawczyk - Sunterra Corporation - CFO

There is some minimal amounts of cash. They have sufficient cash to perform their operations so that -- the balance is only that we disclose is only North America. They have again just minimal amount of cash that they have, they've been keeping for operations.

Brian Gonick - Corsair Capital - Analyst

And can you tell us what the investment in Europe is on the books for?

Bob Krawczyk - Sunterra Corporation - CFO

At this time, the other thing we need to be careful of here also is that disclosed in the press release we have a number of different accounting issues that we are currently dealing with. One is discontinued operations. Part of that discontinued operations implementation is to re-look at the assets and liabilities of the discontinued operations and mark them to market or lower of cost to market. At that time -- currently that is under way. So I would not be able to give you a current number on what that value of the investment is.

Brian Gonick - Corsair Capital - Analyst

I guess I am not looking for the current value. I am looking at the value that you had recorded as of December 31, '05.

John Ziegelman - Sunterra Corporation - Chairman

It is not a relevant number. Again we have stated a number of times that you can't rely on past statements. So we appreciate the question and I understand what you are trying to do, but right now we cannot answer that question further.

Brian Gonick - Corsair Capital - Analyst

Right. It just seems sort of odd that -- that it is substantially impaired that you are trying to sell it, right, and there is going to be a value put on it at some point.

John Ziegelman - Sunterra Corporation - Chairman

There is economic value and there is accounting value and I think it is safe to say that the impairment goes to both. And the market will determine what the economic value is ultimately. And in terms of the accounting value, given the three buckets of issues that we have uncovered in our review in Europe plus the holding it for discontinued operations on the accounting side without an auditor, we just can't comment.

Brian Gonick - Corsair Capital - Analyst

John, can you comment, however, you have given your thoughts on value for the company as a whole, how much was Europe in your assessment of the value of the company and has that changed significantly?

John Ziegelman - Sunterra Corporation - Chairman

As a director and now as chairman, with certainty I can't comment on that. I'm sorry.

Brian Gonick - Corsair Capital - Analyst

Thank you.

Operator

Michael Axon, CRT Capital.

Michael Axon - CRT Capital - Analyst

You had talked about the U.S. being a very substantial portion of your business. I know you have got a lot of questions on Europe but I want to talk a little bit more about the U.S. and its performance. You talked about that performance having exceeded your previous projections. I went back to the previous guidance for the consolidated company and it looked like you were looking for sales growth of about 16%. And my recollection is that back near the end of 2005 it was expected that there would be a decline in Europe, which would seem to imply that you were looking for sales growth of at least north of 20% in North America. And I was wondering if you can confirm that? And if so, are you now saying that you've actually did better than possibly that 20% plus type of expectation?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I really can't comment other than to say that you have--your logic is solid.

John Ziegelman - Sunterra Corporation - Chairman

Cautioning you there though, what has been also an impediment without an auditor in our ability to give more clarity here is kind of pre-FAS 152 and post-FAS 152. So it is difficult for us to understand what comparisons you are making; are they both adjusted, or is neither adjusted?

Michael Axon - CRT Capital - Analyst

Yes. I was not adjusting either one. So I was looking at it under '05 GAAP.

John Ziegelman - Sunterra Corporation - Chairman

Right. So frankly it is hard to -- I think what Jim said is right. You can compare two numbers and get a percentage but when you have apples and oranges, I caution you to--that they are apples and oranges.

Michael Axon - CRT Capital - Analyst

You talked about '06. I know you can't say anything too definitive about '07, but since it looks like there was a pretty strong sales growth in '06 versus '05, is there anything to suggest that that wouldn't continue into '07 in North America? I mean are you seeing any change to the trends in the business or anything like that?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

Well let me maybe answer it differently because we can't really comment on '07 as I said earlier. But if you were to ask a different question as to what are our areas of focus and concentration in North America, I would give you this color. In the East, we have seven sales centers in the U.S. and in the West we have nine. A lot of our growth over the last couple of years has been fueled by the West. And in the West, a lot of that is really Arizona and Hawaii. In Hawaii we need to focus and have been focused on replacing dwindling inventory levels in Hawaii, and that needs to happen sooner rather than later.

And in the East, we certainly have opportunities for same-store sales growth. '06 was a very good year and they continue on a positive trend but from my perspective, I would like to see seven sales centers expanded to let's call it nine or 10 over the next couple of years. And there are several opportunities to do that, and in the West, you know up by a similar amount again over the next couple of years. And we will have to replace inventory and where we have strong -- one of the strengths in the U.S. is a very deep, very strong sales organization. And we have many very successful sales centers but they need -- we need to keep priming the pump.

And in timeshare, you can't wake up one day and say, “Oh, by the way, I need more inventory in Hawaii tomorrow. You have to do that in some cases years ahead of the curve. So we are very, very focused on that. The platform is solid. The platform to the extent that it has inventory continued to fuel growth but we are going to have to address inventory levels particularly in key markets.

Michael Axon - CRT Capital - Analyst

One last question. It sounds like if you can't address those inventory levels that--it sounds like what you're saying is that there is some pretty strong performance in North America. If you do decide to sell the company, sort of given that strong performance, do you think is it critical from a sort of value standpoint or what the sale proceeds expectations might be whether you sell it in three months, six months, nine months or 12 months? Any thoughts on that?

John Ziegelman - Sunterra Corporation - Chairman

Again, I hate to sound like broken record, but without an auditor in place and without being in the starting block, it is hard to tell you how long the race is going to be when we haven't even started the race. That being said, races take how long they do. And I think at this point, our owners, our shareholders need to understand that it is a process, that it will take time but at this point we just can't give you an assessment of how long it will be because we simply don't know what we don't know.

Michael Axon - CRT Capital - Analyst

Okay. Thanks.

Operator

(OPERATOR INSTRUCTIONS). Larry Rawson, Greenwich Investment Partners.

Larry Rawson - Greenwich Investment Partners- Analyst

John, my question I guess focuses--one of the ones I have that has not been answered today, why has it taken so long to find a replacement for Grant Thornton? And was it impossible to go back to them since they have the most knowledge of the company? Was their relationship that impaired?

John Ziegelman - Sunterra Corporation - Chairman

On Grant, we really don't have any comments and why has it taken so long. It is really, I believe, a combination of two factors. One was we had terminated Grant and the second one is we have been in the midst of an independent investigation. And either one of those is a daunting task to get a new auditor on board. The combination plus the reasons for the investigation have made it difficult. So on top of that, we have had as you know, we fired Nick. We have replaced much, if not all of senior management and auditors like senior management in place, to look at historical periods. So just very, very daunting and it is not an impossible task, but it has been a very difficult, time-consuming task.

Larry Rawson - Greenwich Investment Partners- Analyst

I forget if this has been asked, but do you have a deadline that you think you will have achieved a new auditor by at this point going forward?

John Ziegelman - Sunterra Corporation - Chairman

I certainly, in my life I have made the mistake of answering questions for other people, and it has never come out well. So we commented that we--before the end of the year--will update the market and at this point, that is all we can say.

Larry Rawson - Greenwich Investment Partners- Analyst

And fair to say until the audit is complete, the companies, both of them are no doubt not sold? Correct?

John Ziegelman - Sunterra Corporation - Chairman

Well, I think for Europe that we believe at this point we have been advised that lack of an audit would not impede the sale process or the closing. Now I can't assure that because ultimately it is up to the buyer, but we believe that that process can come to fruition without an audit of the company. On the whole company, if we sell and again we are still considering strategic alternatives, it is a safe assumption, but it is an assumption.

Larry Rawson - Greenwich Investment Partners- Analyst

Have you -- no, you can't answer that question anyway. Okay. Thank you.

John Ziegelman - Sunterra Corporation - Chairman

Thank you.

Operator

Operator: Henry Coffey, Ferris Baker Watts.

Henry Coffey - Ferris Baker Watts- Analyst

Good morning again. If it seems like I can kind of summarize from some of your comments here, the case can be made that sales in North America are up at least 20%. You have the financial resources for making additional investments in inventory and I assume that you are continuing to build out projects? Is that correct?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

That's correct.

Henry Coffey - Ferris Baker Watts- Analyst

So you are basically continuing to grow the business. Your centers--the sales centers appear to be active. I actually visited one and it was hopping; active would be an understatement. So value in North America is obviously expanding and you have -- can we assume in essence more units on the books today than you did 12 months ago? More timeshare, unsold timeshare units on the books?

Bob Krawczyk - Sunterra Corporation - CFO

I think that you would see a consistency there between the --

Henry Coffey - Ferris Baker Watts- Analyst

So the inventory levels, you have been able to replace what you have sold but you haven't opened up any new projects then?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

That's correct.

Henry Coffey - Ferris Baker Watts- Analyst

And then what about Mexico? I know you had made a very nice acquisition down there and I was wondering what's the progress

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

We are continuing with that project at least for now. I would tell you that from a strategic standpoint, my view is that there are other priorities that are--that trump Cabo in terms of--for instance, we need inventory in Hawaii. We already have an existing, two existing sales platforms in Hawaii that have been very, very profitable for the company. That is a higher priority from my standpoint than Cabo.

Continuing to invest in Arizona and California is a higher priority and inventory mix in the East region is a higher priority. And we are looking very, very closely at that--priorities. And capital, while we have plenty of capital to execute our '07 plan, this isn't just about '07; it is '08 and '09. We continue to evaluate those priorities and from my standpoint, Cabo isn't as important as some of these others.

John Ziegelman - Sunterra Corporation - Chairman

Henry, again I want to caution the comment of sales are up by a percentage and you just stated ….

Henry Coffey - Ferris Baker Watts- Analyst

Well if we look at sales instead of revenue or something, unit sales or if we get away from the accounting, the accounting profession has done nothing but torment you all between the new accounting standards and your success with Grant Thornton, but….

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

No comment on that.

Henry Coffey - Ferris Baker Watts- Analyst

Right. But so if we brought it down to something more basic, like unit sales or dollar volume of sales as opposed to the word revenue, maybe that would help.

Bob Krawczyk - Sunterra Corporation - CFO
What we are seeing, some of the basic blocking and tackling as it relates to sales, tours, conversions, all those are positive comparative to prior periods. So if you pull out the accounting and you are just looking at the basics, we--the sales teams out there have been doing a great job and even with all the noise of all the other issues out there, we are finding that they are coming through for us in the U.S.

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

We can't comment on the numbers or the specifics of the metrics. And I would love to but we can't. But I would caution you, what you have with Sunterra is a wonderful platform in the U.S. Not just with sales but you have a club platform, you have a very nice financial services platform that finances those sales. You have good customer support in terms of call centers and reservations and you have a property management business that obviously supports the customer experience. All those are solid.

With timeshare growth, what is important, though, is you have to keep priming the pump and you have to keep investing in inventory and with a view as to who your targeted customers are and matching that against your -- the investments you have and in the case of Sunterra, a very solid sales platform. And your growth over the long term if you don't prime that pump, it runs out of gas.

So I will caution you that we have to continue to still strategically look at our business over the intermediate term and the longer term notwithstanding what happens here in terms of strategic alternatives, and continue to make those investments or it runs out of gas.

Henry Coffey - Ferris Baker Watts- Analyst

I know Bluegreen was successful at putting in a price increase. How has pricing held up for you on a per-unit basis?

Jim Weissenborn - Sunterra Corporation - Interim President and CEO

I can't comment specifically other than to say it is certainly not negative.

Henry Coffey - Ferris Baker Watts- Analyst

Well obviously this is very frustrating but we appreciate your efforts and we will sit back and wait. But thank you again for your time.

Operator

(OPERATOR INSTRUCTIONS). Robert Chapman, Chapman Capital.

Robert Chapman - Chapman Capital - Analyst

I just want to recap the Grant Thornton history and make sure I understand it correctly. On around December 12 of '05, Sunterra informed Grant Thornton of the receipt of the e-mail from the gentleman named Bernie, I can't remember his last name, the employee, and the nature of the allegations, and advised orally and in writing that Sunterra's management had submitted the allegations made by the former employee to its internal auditors and in-house legal counsel for investigation and follow-up. And that Grant Thornton at no time requested a copy of the e-mail, but then after the fact claimed that Sunterra had not provided the e-mail, though once again I emphasize Grant Thornton had never asked for it. Is that an accurate summary?

Bob Krawczyk - Sunterra Corporation - CFO

I think that at this point in time we would be better off not commenting. We should not be commenting on that, on the Grant Thornton relationship.

Robert Chapman - Chapman Capital - Analyst

I quoted 95% of that from your own filings. The only thing that is missing from the filing is that Grant Thornton apparently never asked for a copy of the e-mail. Isn't that the issue? Wasn't it incumbent upon the auditor to request a document rather than you guys pushing it to them?

John Ziegelman - Sunterra Corporation - Chairman

Again Bob, very touchy subject. We have not retracted any of those statements but at this point as Bob said, we just can't comment. We need to keep our eye on the ball, which is getting the new auditor in and we have a priority list; we have lots of priority lists, as Jim was talking about in running the company. They are priority lists of what to get done to get us back on the rails and first and foremost is retaining a new auditor.

Robert Chapman - Chapman Capital - Analyst

Just having dealt with Grant Thornton myself in my past--the firing is something we support--is to call them a third-rate institution would be an overstatement. So best of luck replacing them but if you find somebody with a cardboard box on the corner of the street, they would probably do a better job than they did.

Operator

There are no more questions in the queue at this time. I would like to turn the call back over to Ms. Marilyn Windsor for closing remarks.

Marilyn Windsor - Sunterra Corporation - VP Investor Relations

Thank you. Ladies and gentlemen, thank you very much for joining in our call today. If you have any further questions, please feel free to give me a call and I will be happy to speak with you. I will be in the office all day today and tomorrow. Have a good day.

Operator

Ladies and gentlemen, this concludes your presentation. You may now disconnect. Have a great day.

Forward-Looking Statements; Risks and Uncertainties Set Forth in December 7, 2006 Press Release

Statements made by the Company on the conference call that disclose the Company’s or management’s intentions, expectations or predictions of the future are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. The Company cautions that these statements involve risks and uncertainties and other factors that may cause results to differ materially from those anticipated at the time such statements are made. For example, future results, performance and achievements may be affected by our ability to successfully implement our strategic, operational and marketing plan including the cost reduction plan of our European operation, the actual amount of the pretax restructuring charge, the actual amount of the cash expenditures associated with the restructuring plan, general economic conditions, including a global economic downturn, the impact of war and terrorist activity, business and financing conditions, foreign exchange fluctuations, governmental and regulatory actions, the cyclicality of the vacation ownership industry, relationships with key employees, domestic and international political and geopolitical conditions, competition, downturns in leisure travel patterns, risk associated with the level and structure of our indebtedness, risk associated with potential acquisitions and dispositions and other circumstances and uncertainties. In addition, potential risks and uncertainties include, among other things: (1) the results of the Audit and Compliance Committee investigation; (2) expectations as to the timing of the completion of such investigation by the Committee and its independent counsel and any remedial actions recommended by the Committee, the Company’s review, restatement and filing of its previously issued financial statements and its assessment of the effectiveness of disclosure controls and procedures and internal control over financial reporting, the review and filing of the Company’s Form 10-Q for the fiscal quarters ended March 31, 2006 and June 30, 2006, and the issuance of interim financial results for the Company; (3) expectations as to the timing of engaging a new independent registered public accounting firm; (4) the effects of the delisting of the Company’s common stock from The Nasdaq National Market and removal of the Company’s warrants from the OTC Bulletin Board and the quotation of the Company’s common stock and warrants in the “Pink Sheets,” including any adverse effects relating to the trading of the stock or warrants due to, among other things, the absence of market makers; (5) the effects of any required restatement adjustments to previously issued financial statements and material weaknesses in internal control over financial reporting; (6) the effects of any filed or future class action and derivative or other lawsuits or governmental investigations alleging among other things, violations of federal securities laws, by the Company or any of its directors or executive officers; (7) the outcome of any legal or administrative proceedings, including the institution of administrative, civil injunctive or criminal proceedings involving the Company as well as current or former employees of the Company, and the imposition of fines and other penalties, remedies or sanctions arising out of such proceedings (including any domestic or foreign investigations or inquiries); (8) potential costs resulting from indemnity obligations of the Company to its officers and directors names in any lawsuits or governmental investigations; (9) the possibility that any default under the Company’s financing arrangements, including our Senior Finance Facility, could cause acceleration of repayment of the entire principal amounts and accrued interest on such arrangements or limit our borrowing capacity; (10) the effects of new accounting pronouncements; (11) personnel changes may adversely affect the Company’s business; (12) the undertaking of any transaction or transactions resulting from its Board of Directors’ decision to sell Sunterra Europe and its consideration of strategic alternatives with respect to Sunterra, and there can be no assurance that any transaction or transactions will occur or, if undertaken, the terms or timing of such a transaction or transactions; and (13) additional risks and uncertainties and important factors described in the Company’s other press releases and in the Company’s filings with the Securities and Exchange Commission, including our most recent annual report on Form 10-K and quarterly report on Form 10-Q. Although we believe the expectations reflected in such forward-looking statements are based upon reasonable assumptions, we can give no assurance that our expectations will be attained or that results will not materially differ. We undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except as may be required by law.